Exhibit 23.4

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the incorporation by reference in Vital Energy, Inc.'s Registration Statements on Form S-3 (File Nos. 333-257799, 333-260479, 333-263752, and 333-271095) and Form S-8 (File Nos. 333-178828, 333-211610, 333- 231593, and 333-256431) of all references to our firm and information from our reserves report as of December 31, 2022, dated September 5, 2023, relating to the oil and gas reserves of Maple Energy Holdings, LLC.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ Richard B. Talley, Jr., P.E.
Richard B. Talley, Jr., P.E.
Chief Executive Officer

Houston, Texas

September 13, 2023